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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
First Ottawa Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 18, 2003

Dear Fellow Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of First Ottawa Bancshares, Inc. to be held at the offices of First Ottawa Bancshares, Inc., located at 701-705 LaSalle Street, Ottawa, Illinois 61350, on Wednesday, May 21, 2003 at 3:00 p.m., local time.

        The annual meeting will be held for the purposes of electing persons to serve as Class I directors and transacting such other business as may properly come before the meeting. We recommend you vote your shares for the director nominees.

        We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

        The 2002 annual report to stockholders, including financial statements, is furnished with the enclosed notice of meeting and proxy statement.

Sincerely,

JOACHIM J. BROWN President and Chief Executive Officer

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2003

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of First Ottawa Bancshares, Inc. will be held at our offices located at 701-705 LaSalle Street, Ottawa, Illinois 61350, on Wednesday, May 21, 2003 at 3:00 p.m., local time, for the following purposes:

  1.
  to elect three Class I directors for a term of three years; and

  2.
  to transact such other business as may properly be brought before the annual meeting or any adjournments or postponements of the meeting.

        Only stockholders of record at the close of business on March 31, 2003, will be entitled to notice of and to vote at the annual meeting. If there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed to permit us to continue to solicit proxies.

By order of the board of directors,

Cheryl D. Gage Corporate Secretary
Ottawa, Illinois April 18, 2003

PLEASE DATE, SIGN AND RETURN THE PROXY CARD FOR THE COMPANY'S ANNUAL MEETING PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FIRST OTTAWA BANCSHARES, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2003

        This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of First Ottawa Bancshares, Inc. to be used at the annual meeting to be held on May 21, 2003, and at any adjournment or postponement of the meeting. First Ottawa Bancshares, Inc., a Delaware corporation, is the holding company for The First National Bank of Ottawa, a national banking association located in Ottawa, Illinois. This proxy statement is first being mailed to First Ottawa's stockholders on or about April 18, 2003.

        The following information regarding the meeting and the voting process is presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

        You are receiving a proxy statement and proxy card from us because on March 31, 2003, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at our annual meeting. It also gives you information concerning these matters to assist you in making an informed decision.

        When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

        If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

        You are being asked to vote on the election of three Class I directors of First Ottawa for a term expiring in 2006.

How do I vote?

        You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

        If you sign and return your proxy card, but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted "for" all three nominees named in this proxy statement.

        If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to obtain a proxy from your broker to vote in person at the meeting.

What does it mean if I receive more than one proxy card?

        It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

        If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker's responsibility to vote your shares for you in the manner you direct.

        Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on a matter on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a "broker non-vote" and will affect the outcome of the voting as described below, under "How many votes are needed for approval of each proposal?" Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What if I change my mind after I return my proxy card?

        If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  signing another proxy with a later date and returning that proxy to:

    Cheryl D. Gage
    First Ottawa Bancshares, Inc.
    701-705 LaSalle Street
    P.O. Box 657
    Ottawa, Illinois 61350;

  •
  sending notice to us at the same address that you are revoking your proxy; or

  •
  voting in person at the meeting.

        If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker directly.

How many votes do we need to hold the annual meeting?

        A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

        Shares are counted as present at the meeting if the stockholder either:

  •
  is present and votes in person at the meeting; or

  •
  has properly submitted a signed proxy card or other proxy.

        On March 31, 2003, the record date, there were 656,956 shares of common stock issued and outstanding. Therefore, at least 328,479 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

        The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than three nominees. The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

        You may vote "for" or "withhold authority to vote for" each nominee for director. Abstentions will be considered in determining the presence of a quorum, but will not affect the vote required for the election of directors.

How many votes may I cast?

        Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for approval of each proposal?

        The three individuals receiving the highest number of votes cast "for" their election will be elected as directors of First Ottawa. All other matters that arise at the annual meeting must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote unless otherwise provided by Delaware law or First Ottawa's certificate of incorporation or bylaws. Broker non-votes and abstentions will not be counted as entitled to vote, but will count for purposes of determining whether a quorum is present on the matter.

Where do I find the voting results of the meeting?

        We will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2003.

Who bears the cost of soliciting proxies?

        We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of First Ottawa or its bank subsidiary may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 31, 2003, by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table, which can be found later in this proxy statement, and by all directors and all executive officers of First Ottawa as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of March 31, 2003.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Directors, Nominees and Named Executive Officers
Bradley J. Armstrong(3)	1,340	*
Joachim J. Brown	4,000	*
John L. Cantlin	2,442	*
Patty P. Godfrey(4)	21,457	3.3%
Thomas E. Haeberle(5)	27,526	4.2%
Donald J. Harris(6)	1,510	*
Thomas P. Rooney	3,200	*
Erika L. Schmidt(7)	57,293	8.7%
William J. Walsh	16,068	2.5%
Patrick D. Fayhee	0	—
Steven M. Gonzalo	0	—
Directors, Nominees and Executive Officers as a Group (14 persons)	138,576	21.1%

*
Less than one percent.

(1)
Except as otherwise indicated in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of common stock listed opposite his or her name.

(2)
Based upon 656,956 shares of common stock issued and outstanding at March 31, 2003.

(3)
Includes 340 shares held in a custodial capacity for the benefit of minor children.

(4)
Includes 14,357 shares held by Ms. Godfrey's spouse and 100 shares held jointly with her spouse over which shares she shares voting and investment power. Also includes 600 shares held jointly with her children, over which shares she has sole investment power and shares voting power.

(5)
Includes 26,295 shares held in trusts for which Mr. Haeberle has sole voting power.

(6)
Includes 1,275 shares held jointly with his spouse, over which shares Mr. Harris shares investment and voting power.

(7)
The mailing address for Erika L. Schmidt is c/o First Ottawa Bancshares, Inc., 701-705 LaSalle Street, Ottawa, Illinois 61350. Includes 54,793 shares held by Lura Enterprises, LLC, of which Ms. Schmidt is the managing member, and over which Ms. Schmidt has sole voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file an initial report of their ownership of our securities on Form 3 and to file reports of changes in their ownership of our securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by federal securities regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2002, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2002.

ELECTION OF DIRECTORS

        Our directors are divided into three classes having staggered terms of three years. Stockholders will be entitled to elect three Class I directors for a term expiring in 2006. We have no knowledge that any nominee will refuse or be unable to serve, but if any nominee is unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

        The following table contains certain information with respect to each person who has been nominated for election as a director or is a continuing director, including the year each became a director of First Ottawa or of The First National Bank of Ottawa and his or her position with us. Each director of First Ottawa also serves as a director of The First National Bank of Ottawa. Our board of directors recommends that you vote your shares FOR all nominees. Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the board of directors.

NOMINEES

Name (Age)	Director Since	Positions with First Ottawa or The First National Bank of Ottawa
CLASS I (Term Expires 2006)
Bradley J. Armstrong (Age 41)	1999	Director of First Ottawa and The First National Bank of Ottawa
Donald J. Harris (Age 49)	2000	Executive Vice President, Chief Operating Officer and Director of First Ottawa and The First National Bank of Ottawa
Thomas P. Rooney (Age 50)	1999	Director of First Ottawa and The First National Bank of Ottawa

CONTINUING DIRECTORS

CLASS II (Term Expires 2004)
Joachim J. Brown (Age 54)	1999	President, Chief Executive Officer and Director of First Ottawa and The First National Bank of Ottawa
John L. Cantlin (Age 54)	1999	Director of First Ottawa and The First National Bank of Ottawa
Patty P. Godfrey (Age 66)	2000	Director of First Ottawa and The First National Bank of Ottawa
CLASS III (Term Expires 2005)
Thomas E. Haeberle (Age 52)	1997	Director and Chairman of the Board of First Ottawa and The First National Bank of Ottawa
Erika L. Schmidt (Age 56)	1991	Director and Vice Chairman of First Ottawa and The First National Bank of Ottawa
William J. Walsh (Age 64)	1977	Director of First Ottawa and The First National Bank of Ottawa

        The business experience of each of the nominees and continuing directors for the past five years is as follows:

        Bradley J. Armstrong has been President of Armstrong & Associates, Inc., a registered investment advisory firm located in Ottawa, since 1987.

        Joachim J. Brown has been the President and Chief Executive Officer of First Ottawa and The First National Bank of Ottawa since 1999. Prior to joining First Ottawa, he was the President and Chief Executive Officer of First National Bank of LaGrange and the President and Chief Operating Officer of F.N.B.C. of LaGrange, Inc. from 1985 to 1999.

        John L. Cantlin has been a partner at John L. Cantlin & Associates, a law firm with offices in Ottawa and Earlville, Illinois, since 1977.

        Patty P. Godfrey has been a real estate broker with Haeberle and Associates, Inc., a real estate brokerage office, since 1978.

        Thomas E. Haeberle has been the owner and President of Haeberle and Associates, Inc., a real estate brokerage office, for over 25 years.

        Donald J. Harris has been the Executive Vice President and Chief Operating Officer of First Ottawa and The First National Bank of Ottawa since November 1, 1999. From 1994 to 1999 he was the Executive Vice President, Cashier and Trust Officer of The First National Bank of Ottawa. From August 1999 to October 1999, he served as the Chief Executive Officer of First Ottawa and The First National Bank of Ottawa following the resignation of the then current Chief Executive Officer. From 1988 to 1994, he was Vice President and Trust Officer of The First National Bank of Ottawa. We have employed him since 1979.

        Thomas P. Rooney is an oral and maxillofacial surgeon with offices in Ottawa, Peru and Morris, Illinois. Dr. Rooney is on the staff of five area hospitals between Morris and Princeton, Illinois.

        Erika L. Schmidt is the owner and manager of Lura Enterprises, LLC and Strawn Centennial Farms, Ottawa, Illinois. From 1985 to 1991, she was the owner of an accounting/taxation firm.

        William J. Walsh is the President of the Bill Walsh Automotive Group, the parent company for various automobile dealerships and leasing companies.

        In addition, the following individuals serve as executive officers of First Ottawa or The First National Bank of Ottawa:

        Mark D. Dunavan age 47, is a Vice President and Trust Officer of The First National Bank of Ottawa. We have employed him since 1978.

        Vincent G. Easi age 41, is the Treasurer of First Ottawa and the Controller of The First National Bank of Ottawa, and joined us in 2001. Prior to working with us, Mr. Easi was the Director of Internal Audit of Castle BancGroup from 1999 to 2001, and he was a financial institutions auditor for Crowe Chizek and Company LLC from 1994 to 1999.

        Patrick D. Fayhee age 49, is an Executive Vice President and Chief Lending Officer of The First National Bank of Ottawa, and joined us in 2001. Prior to working with us, Mr. Fayhee was the Vice President of Bank Consultants, Inc. in 2001, and he was the President and Chief Executive Officer of Union Bank/West, located in Macomb, Illinois, from 1997 to 2001.

        Cheryl D. Gage age 46, is the Corporate Secretary of First Ottawa and The First National Bank of Ottawa. We have employed her since 1975.

        Steven M. Gonzalo age 35, has served as Chief Technology Officer for The First National Bank of Ottawa since May 1, 2001. Prior to joining us, Mr. Gonzalo served as Senior Vice President of Ekiosk Corporation from November 2000 to April 2001 and as President and Chairman of the Board of Union Data Corporation from August 1996 to October 2000.

Corporate Governance and the Board of Directors

        Currently, we have nine directors serving on our board, seven of whom are deemed "independent" as that term is defined by the Nasdaq Stock Market, Inc. Each of our directors serves for three-year terms and until his or her successor has been duly elected and qualified. The board of directors of First Ottawa also serves as the board of directors of The First National Bank of Ottawa and its subsidiary, First Ottawa Financial Corporation. Each director receives an annual retainer of $6,000 and $500 for each board meeting attended (with one permitted absence). In addition, directors participate in the Director Supplemental Retirement Plan that is described below. We do not compensate directors for their attendance at committee meetings or special meetings. Our board of directors held sixteen meetings during 2002.

        Our board has several standing committees, including an audit committee, a nominating committee and a compensation committee. Each of the directors participated in at least 75% of the meetings of the board and of the committees of which he or she is a member.

        Audit committee.    In 2002, Mr. Armstrong, Ms. Godfrey and Ms. Schmidt were members of the audit committee and will continue to serve in 2003. Mr. Walsh served on the audit committee until May, 2002. Each member is deemed to be "independent" as defined by Nasdaq and the rules and regulations of the Securities and Exchange Commission.

        The functions performed by the audit committee include, but are not limited to, the following:

  •
  selecting and managing the relationship with our independent auditors;

  •
  reviewing the independence of the independent auditors;

  •
  reviewing actions by management on recommendations of the independent auditors and internal auditors;

  •
  meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

  •
  reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

  •
  reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in those reports.

        To promote independence of the audit function, the audit committee consults separately and jointly with the independent auditors, the internal auditors and management. The audit committee has adopted a written charter, which sets forth the committee's duties and responsibilities. A copy of our audit committee charter was attached to our 2001 proxy statement. The audit committee met six times during 2002.

        Compensation committee.    The compensation committee advises our board of directors on matters of management, organization and succession, recommends persons for appointments to key employee positions and makes recommendations to our board of directors regarding compensation for officers and key employees. Prior to May, 2002, the entire board made up the compensation committee. In May, 2002, the board changed the committee's membership to include only independent directors. Mr. Haeberle, Mr. Rooney, Ms. Schmidt and Mr. Walsh are the current members of the committee. The compensation committee met once during 2002.

        Nominating committee.    The nominating committee recommends persons for election as directors of First Ottawa and makes recommendations to our board of directors regarding the structure and membership of the various committees, including the nominating committee itself. The nominating committee will consider nominees recommended by stockholders if such recommendations comply with our bylaws. Prior to May, 2002, the entire board made up the nominating committee. In May, 2002, the board changed the committee's number to include only independent directors. Mr. Cantlin, Mr. Haeberle, Mr. Rooney and Mr. Walsh are the current members of the committee. The nominating committee met once during 2002.

        Director retirement plan.    The First National Bank of Ottawa adopted the Director Supplemental Retirement Plan for the benefit of the directors in 2000. Each of the directors of First Ottawa is also a director of The First National Bank of Ottawa and is therefore a participant in the plan. Under the plan, a participant receives a retirement benefit based on the earnings on a specific life insurance policy for that participant. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the director. The life insurance liability reserve account is distributed to the director over a period of ten years at retirement or early retirement. In addition, annual earnings in excess of the opportunity costs are distributed annually after retirement for the life of the director.

        Under the plan, each director may also elect to defer a portion or all of his or her director fees. Upon a director's election, and if he or she decides to participate in this plan, we establish a liability reserve account and credit that account in an amount equal to all fee deferrals. The liability reserve account is credited with interest at a rate equal to 130% of the average annual rate of the five-year Treasury bill. The liability reserve account does not accrue interest after a director retires or terminates service. At retirement, early retirement or termination of service, the deferred fees liability reserve account is distributed to the director according to the payment schedule elected by the director.

        We have purchased life insurance policies on each insurable participant, and our obligations under the life insurance benefit portion of the plan are unfunded. The policies are actuarially designed to offset all of the plan's costs during the life of the participant and to provide a complete recovery of all plan costs at his or her death. The First National Bank of Ottawa is the sole owner of all policies.

        The life insurance benefit for each insurable director is provided by an endorsement split dollar plan. The First National Bank of Ottawa endorses a specified percentage of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each participant for payment to the designated beneficiary of that director. The First National Bank of Ottawa owns the policy and its entire surrender value.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the compensation earned for the last three fiscal years by the individual who served as Chief Executive Officer in 2002 and the other highest paid executive officers who received compensation above $100,000 during 2002. No executive officers received or held stock options for shares of First Ottawa common stock during 2002 or the preceding two years.

		Annual Compensation
Name and Principal Position	Year	Salary(1)	Bonus	Other Annual Compensation(2)
Joachim J. Brown, President and Chief Executive Officer	2002 2001 2000	$193,125 196,027 180,000	$17,289 — —	$15,305 15,282 13,974
Donald J. Harris, Executive Vice President and Chief Operating Officer	2002 2001 2000	$124,167 125,977 112,814	$8,645 — 3,750	$5,558 5,687 6,021
Patrick D. Fayhee(3) Executive Vice President and Chief Lending Officer	2002	$113,716	$8,645	$5,335
Steven M. Gonzalo(3) Chief Technology Officer	2002	$100,738	$1,752	$5,037

(1)
Salary includes fees received for serving on the board of directors of First Ottawa and The First National Bank of Ottawa for Mr. Brown and Mr. Harris.

(2)
Includes an automobile allowance for Mr. Brown of $7,200 in each of 2000, 2001 and 2002. Also includes matching and discretionary allocations under our 401(k) plan for Mr. Brown and Mr. Harris in 2002 in the amounts of $8,105 and $5,558, respectively, in 2001 in the amounts of $8,082 and $5,687, respectively, and in 2000 in the amounts of $6,774 and $6,021, respectively. Also includes matching and discretionary allocations under our 401(k) plan for Mr. Fayhee and Mr. Gonzalo in 2002 in the amounts of $5,335 and $5,037, respectively.

(3)
We were not required to present any information for Mr. Fayhee or Mr. Gonzalo for the years 2001 and 2000 and, therefore, only information for the year 2002 has been included.

Employment Contracts

        In November, 2002, we entered into an employment agreement with Joachim J. Brown to serve as President and Chief Executive Officer of First Ottawa and The First National Bank of Ottawa. The agreement provides for an initial two year term and the agreement will renew for successive one year terms thereafter, unless otherwise terminated. The agreement specifies a minimum annual salary of $193,000 and provides for increases based on base salary levels at comparable financial institutions. The agreement also provides that Mr. Brown will receive a monthly automobile allowance as well as be entitled to participate in any stock appreciation rights plan and employee stock option plan established by us. Pursuant to the agreement, Mr. Brown's annual salary is inclusive of director's fees for serving on the board of directors of First Ottawa and The First National Bank of Ottawa.

        We may terminate the agreement at any time for "cause" without incurring any additional obligations under the agreement. The agreement provides severance benefits in the event Mr. Brown is terminated without cause or resigns or is terminated following a change of control (as defined in the agreement). Upon termination without cause, the severance benefits are equal to the salary and benefits Mr. Brown would have received through the end of the term of the agreement. If Mr. Brown is terminated within 90 days following a change in control, Mr. Brown is entitled to receive two times his base salary and average bonus as well as health insurance coverage for eighteen months after such a change of control.

        Donald J. Harris is a party to a severance agreement with First Ottawa. Pursuant to this agreement, if a change of control (as defined in the agreement) occurs and if, within two years of that change of control, Mr. Harris is terminated without cause or resigns for good reason (as defined in the agreement), then Mr. Harris is entitled to his base annual salary and health and life insurance benefits from us for the period from the date of his termination or resignation until the end of the two-year period following the change of control.

Employee Bonus Plan

        In January, 2000, we established an annual cash bonus plan for all employees of The First National Bank of Ottawa, excluding the President and the Executive Vice Presidents. Pursuant to the bonus plan, an account tracks a hypothetical quantity of 75,000 shares of the common stock of The First National Bank of Ottawa. A bonus pool is determined based on the change in book value, subject to certain adjustments, of the hypothetical quantity of stock during each calendar year. We pay 50% of the bonus pool to employees on a pro rata basis as determined by their current salaries. We pay the other 50% of the bonus pool to employees at the discretion of their supervisors.

        In May, 2000, we established a similar bonus plan for the President and Executive Vice Presidents. The executive officer bonus plan provides for similar tracking of a hypothetical quantity of 75,000 shares of the common stock of The First National Bank of Ottawa. We pay 50% of the change in book value of these shares to the President and 25% to each Executive Vice President.

Pension Plan Table

        First Ottawa sponsored a defined benefit pension plan for its employees. The defined benefit pension plan covered substantially all employees, with benefits based on years of service and compensation prior to retirement. Pension expenses are the net of service costs (prior to freezing the plan) and interest costs, against return on plan assets and amortization of gains and losses not immediately recognized. Contributions to the plan were based on the maximum amount deductible for income tax purposes. On November 10, 1999, all pension plan benefits were frozen with the intent of considering alternative methods of providing retirement benefits to employees.

Pension Plan Table(1)

		Years of service
Remuneration (Average Salary)	Considered Salary(2)
		15	20	25	30	35
$125,000	$125,500	$32,228	$42,970	$45,900	$64,455	$64,455
150,000	150,000	38,790	51,720	55,275	77,580	77,580
175,000	160,000	41,415	55,220	59,025	82,830	82,830
200,000	160,000	41,415	55,220	59,025	82,830	82,830
225,000	160,000	41,415	55,220	59,025	82,830	82,830
250,000	160,000	41,415	55,220	59,025	82,830	82,830
300,000	160,000	41,415	55,220	59,025	82,830	82,830
400,000	160,000	41,415	55,220	59,025	82,830	82,830
450,000	160,000	41,415	55,220	59,025	82,830	82,830
500,000	160,000	41,415	55,220	59,025	82,830	82,830

(1)
The table shows the estimated annual straight-life with ten-year certain annuity benefit payable under the qualified retirement program to employees with the specified remuneration (average salary during the five consecutive years that compensation was the highest within the last ten years) and specified years of service upon retirement at age 65. Compensation and credited service after 1999 is not considered because the plan was frozen effective December 31, 1999. The compensation used to calculate the Average Salary and the number of years of credited service for Donald J. Harris, the only named executive officer participating in the plan, is $93,000, 20 years.

(2)
Internal Revenue Code Section 401(a)(17) limits the annual compensation which can be recognized in a qualified pension plan. The limit for 1999 is $160,000. The 1999 limit is used because the plan was frozen effective December 31, 1999.

Compensation Committee Interlocks and Insider Participation

        Until May, 2002, the compensation committee consisted of the entire board of directors, however, neither Mr. Brown nor Mr. Harris participated in deliberations or voting concerning his own respective compensation. Beginning in May, 2002, Mr. Haeberle, Mr. Rooney, Ms. Schmidt and Mr. Walsh comprised the committee. Aside from Mr. Brown and Mr. Harris, each of whom served on the committee until May, 2002, none of the members of the committee was an officer or employee of First Ottawa or The First National Bank of Ottawa in 2002, and none of these individuals is a former officer or employee of either organization. In addition, during 2002 none of our executive officers served on the board of directors or compensation committee of any other corporation with respect to which any member of our compensation committee was engaged as an executive officer.

Board Compensation Committee's Report on Compensation

        The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by First Ottawa shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

        Introduction.    First Ottawa and The First National Bank of Ottawa share an executive management team, the members of which are compensated by the bank instead of the holding company. Accordingly, each of their compensation packages, which is based upon their roles and performance for both First Ottawa and The First National Bank of Ottawa, is determined and approved by the full board of directors with input and recommendations from the compensation committee. Until May, 2002, the compensation committee consisted of the entire board of directors, however, neither Mr. Brown nor Mr. Harris participated in deliberations or voting concerning his own respective compensation.

        Compensation philosophy and objectives.    The executive compensation program is designed to guide the committee in formulating an appropriate compensation structure for senior management. The overall objective is to align senior management compensation with the success of meeting our goals by creating strong incentives to manage the business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

  •
  encourage a consistent and competitive return to stockholders;

  •
  maintain a program which:

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  clearly motivates personnel to perform and succeed according to our current goals;

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  retains key personnel critical to our long-term success; and

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  emphasizes formula-based components, such as incentive plans, in order to better focus management efforts in its execution of corporate goals;

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  maintain a corporate environment which encourages stability and a long-term focus for both First Ottawa and our management; and

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  ensure that management:

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  fulfills its oversight responsibility to its constituents, including stockholders, customers, employees, the community and government regulatory agencies;

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  conforms its business conduct to the highest ethical standards;

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  remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of our constituents; and

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  continues to avoid any conflict between its responsibilities to First Ottawa and each individual's personal interests.

        There are three major components to executive officer compensation: base salary, bonus and additional benefit plans. The process utilized by the committee in determining executive officer compensation levels for all of these components is based upon the committee's subjective judgment and takes into account both qualitative and quantitative factors. No specific weights are assigned to such factors with respect to any compensation component.

        Base salary and bonus.    The compensation committee reviews each executive's base salary on an annual basis. The committee believes that the base salaries should offer security to each executive and allow First Ottawa to attract qualified executives and maintain a stable management team and environment. The committee targets salaries at market levels (as set forth in the Illinois Bankers Association annual compensation survey and other surveys), although salaries may be adjusted, either up or down, to reflect our performance. However, we have entered into an employment agreement with Mr. Brown providing him a minimum annual salary of $193,000.

Initially, base salaries are determined after examining, among other things, an executive's level of responsibility, prior experience, education, breadth of knowledge, internal performance objectives and the current market level.

        Annual adjustments to an executive's base salary are driven by corporate and individual performance. Corporate performance, measured primarily in terms of earnings per share, return on equity and assets and enhancement of book value per share, impacts an executive's base salary. In addition, the committee will also measure individual performance. When measuring individual performance, the committee considers the individual's efforts in achieving established financial and business objectives, managing and developing employees and enhancing long-term relationships with customers. A bonus may also be granted based on specific individual goals and corporate performance.

        The compensation of Mr. Brown, the President and Chief Executive Officer during 2002, was based upon our corporate performance, as described above, and his contributions to First Ottawa and the community, as well as by the terms of his employment contract. Overall, salary increases for the senior executive officers in 2002 were at a rate comparable to the increases provided to officers with similar duties and responsibilities at comparable organizations.

        Bonus.    We have also established bonus plans for all of our employees and our executive officers. These plans are described in detail in the proxy statement. We feel that the bonus structure provides an incentive for all employees to maximize our value. For 2002, Messrs. Brown, Harris and Fayhee received bonuses in the amounts of $17,289, $8,645 and $8,645, respectively. No bonuses were paid under the plans for 2001. For the year 2000, Mr. Harris earned $3,750 under the executive officer bonus plan and the $7,500 bonus otherwise payable to Mr. Brown was, at his direction, paid to our other employees.

        Benefits, qualified service plans and perquisites.    Benefits offered to executives are intended to serve a different purpose than base salary and bonus. While the benefits offered are competitive with the marketplace and help attract and retain executives, generally, the benefits offered provide a safety net of protection against financial catastrophes that can result from illness, disability or death. Benefits offered to executives are generally those offered to the general employee population, with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits. First Ottawa offers eligible employees participation in a 401(k) savings plan. The 401(k) savings program allows a maximum voluntary salary deferral of up to 12% (with a partial employer match), subject to statutory limitations.

        Conclusion.    The committee believes these executive compensation policies and programs effectively serve the interests of stockholders and First Ottawa. The committee believes these policies motivate executives to contribute to our overall future success, thereby enhancing the value of First Ottawa for the benefit of all stockholders.

Respectfully,

Thomas E. Haeberle
Thomas P. Rooney
Erika L. Schmidt
William J. Walsh

Stockholder Return Performance Graph

        The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by First Ottawa shall not be deemed to include the following graph and related information unless it is specifically stated to be incorporated by reference into such document.

        The following graph shows a comparison of cumulative total returns for First Ottawa, the Nasdaq Stock Market and an index of Midwestern bank stocks which are quoted on the OTC-Bulletin Board and on Pink Sheets. The cumulative total stockholder return computations assume the investment of $100 on December 31, 1997 and the reinvestment of all dividends. Figures for First Ottawa's common stock represent inter-dealer quotations, without retail markups, mark downs or commissions and do not necessarily represent actual transactions. The graph was prepared at our request by SNL Securities L.L.C., Charlottesville, Virginia.

Total Return Performance

Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
First Ottawa Bancshares, Inc.	$100.00	$118.72	$145.50	$153.25	$142.55	$157.15
Nasdaq—Total US	100.00	140.99	261.48	157.77	125.16	86.53
SNL Midwest OTC-BB and Pink Banks	100.00	122.77	106.17	87.51	80.71	103.52

AUDIT COMMITTEE REPORT

        The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by First Ottawa shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

        Each of the members of the audit committee is "independent" as defined by the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission.

        The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2002 with our management and Crowe Chizek and Company LLC, our independent auditors. The committee has also discussed with Crowe Chizek the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Crowe Chizek, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2002, for filing with the Securities and Exchange Commission.

Respectfully,

Bradley J. Armstrong
Patty P. Godfrey
Erika L. Schmidt

TRANSACTIONS WITH MANAGEMENT

        Directors and officers of First Ottawa and The First National Bank of Ottawa, and their associates, were customers of and had transactions with us during 2002. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

        John L. Cantlin, a director, is the owner of the law firm of John L. Cantlin & Associates, Ottawa, Illinois, which is one of several law firms that we routinely retain for various legal matters involving First Ottawa, such as foreclosures and collections.

INDEPENDENT PUBLIC ACCOUNTANTS

        Crowe Chizek and Company LLC served as our independent public accountants for 2002. In response to the Sarbanes-Oxley Act of 2002, we have decided to segregate the internal and external auditing functions and dismiss Crowe Chizek as our external auditors. We have appointed BKD, LLP to serve as our independent public accountants for 2003. Crowe Chizek has served as our independent public accountants for over twenty years and they will continue to provide internal audit services to us. Crowe Chizek's reports on our consolidated financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of our consolidated financial statements for the fiscal years ended December 31, 2002 and 2001, and in the subsequent interim period, there were no disagreements with Crowe Chizek on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Crowe Chizek, would have caused Crowe Chizek to make reference to the matter in its report. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K, as promulgated by the SEC.

        During the fiscal years ended December 31, 2002 and 2001, and in the subsequent interim period, we did not consult BKD with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or regarding any other matters or reportable events described under Item 304(a)(2) of Regulation S-K, as promulagated by the SEC.

        Representatives from Crowe Chizek and BKD are expected to be present at the annual meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions that may be asked by stockholders. Set forth below is a discussion of the fees billed to us by Crowe Chizek for 2002:

        Audit fees.    The aggregate fees and expenses billed to us by Crowe Chizek in connection with the 2002 audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q for 2002 totaled $43,950.

        Financial information systems design and implementation fees.    No fees were incurred during 2002 for information technology services.

        All other fees.    The aggregate fees and expenses billed to us by Crowe Chizek for all other non-audit services rendered to us for 2002, totaled $92,775. These services included assistance in preparing our annual report on Form 10-K and internal audit, loan review and other services.

        The audit committee, after consideration of the matter, does not believe that the rendering of these services by Crowe Chizek was incompatible with maintaining Crowe Chizek's independence as our principal accountant.

STOCKHOLDER PROPOSALS

        Any proposal which a stockholder intends to present at the annual meeting of stockholders in 2004 must be received by us by December 22, 2003, to be eligible for inclusion in the proxy statement and proxy card relating to such meeting.

By order of the board of directors

Joachim J. Brown President and Chief Executive Officer
Ottawa, Illinois April 18, 2003

ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
FIRST OTTAWA BANCSHARES, INC. TO BE HELD ON MAY 21, 2003

        The undersigned hereby appoints William J. Walsh and Thomas E. Haeberle, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders, to be held at our offices located at 701-705 LaSalle Street, Ottawa, Illinois, on May 21, 2003 at 3:00 p.m., or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.
ELECTION OF DIRECTORS:

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

  Class I (term expires 2006): Bradley J. Armstrong, Donald J. Harris and Thomas P. Rooney

2.
In accordance with their discretion, upon all other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1.

Please Sign Here

Dated:	, 2003

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2003
ANNUAL MEETING OF STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
ELECTION OF DIRECTORS
NOMINEES
CONTINUING DIRECTORS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
TRANSACTIONS WITH MANAGEMENT
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS